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                                                                    Exhibit 11.1


             CERTIFICATION IN ACCORDANCE WITH 18 U.S.C. SECTION 1350 AS ADOPTED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 20-F of Bayer AG (the "Company") for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned chief executive officer and chief financial officer of Bayer AG certifies in accordance with 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), to the best of his knowledge and belief, that:

1 the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                     /s/     WERNER WENNING
                                     -------------------------------------------
                                     Name:   Werner Wenning
                                     Title:  Chairman of the Board of Management


                                     /s/    KLAUS KUEHN
                                     -------------------------------------------
                                     Name:  Klaus Kuehn
                                     Title: Chief Financial Officer and
                                     Member of the Board of Management


Date: June 27, 2003


This certification accompanies the Report in accordance with Section 906 of the Sarbanes-Oxley Act and shall not, except to the extent required by the Sarbanes-Oxley Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.